UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2018

HV BANCORP, INC.

(Exact name of Registrant as Specified in Its Charter)

Pennsylvania	001-37981	46-4351868
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3501 Masons Mill Road, Suite 401 Huntingdon Valley, PA		19006
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (267) 280-4000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ✓

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On May 16, 2018, the Board of Directors of HV Bancorp, Inc. (“the Company”) voted unanimously to elect Robert J. Marino as director of the Company. Mr. Marino is not a party to any transaction with the Company or Huntingdon Valley Bank (“the Bank”) that would require disclosure under Item 404(a) of Securities and Exchange Commission Regulation S-K. Mr. Marino was also appointed to the Board of Directors of the Bank. The Board of the Company does not expect to appoint Mr. Marino to the Nominating, Audit or Compensation Committees at this time.

Mr. Marino has extensive business knowledge valuable to the Bank. Bob Marino is currently a founder, director and Division President at Spring Garden Lending LLC.  Spring Garden Lending LLC is a private lender that specializes in bridge and permanent loans to acquire, rehab, construct and refinance real estate investment properties for rent or sale in the Philadelphia, Baltimore and their surrounding suburbs. Prior to Spring Garden Lending, Bob was President and CEO of Broad Street Consulting Advisors, focusing on sales and sales force development, and marketing services to banks and other financial institutions. Before founding Broad Street Consultants, Bob was President of Valley Green Bank’s Delaware Valley Region, and a member of its Board of Directors from 2010 through 2015. Before working at Valley Green Bank, Bob was President of National Penn Bank’s Southern Region, which operated in Philadelphia, Montgomery, Delaware and Chester Counties. Mr. Marino joined National Penn Bank in 1995 as Director of Cash Management and Government Banking Groups and Director of Corporate Market Management. He began his 30+ year banking career at Meridian Bank.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) On May 16, 2018, the Board of Directors of the Company adopted an amendment to Section 3.13 of the Company’s Bylaws.

As amended, Section 3.13 provides as part of the qualifications for a Director of the Company, his or her principal residence shall be maintained within fifty (50) miles of a branch office maintained by the Company or any subsidiary thereof, for a period of at least one year prior to the date of his or her purported nomination, election or appointment to the Board of Directors.

Section 3.13 had previously provided as part of the qualifications for a Director of the Company, his or her principal residence shall be maintained within twenty-five (25) miles of a branch office maintained by the Company or any subsidiary thereof, for a period of at least one year prior to the date of his or her purported nomination, election or appointment to the Board of Directors.

Item 9.01	Financial Statements and Exhibits

(d) Exhibit Index

Exhibit No.	Description
3.2	Amended and Restated Bylaws of the Company, effective as of May 16, 2018*

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HV Bancorp, Inc.

Date: May 18, 2018	By:	/s/ Travis J. Thompson
Travis J. Thompson
President and Chief Executive Officer (Duly Authorized Officer)